SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 12, 2006
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
14142 Denver West Parkway, Suite 250 Golden, Colorado		80401

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Canyon Resources Corporation (the “Company”) announced completion of a Technical Report on its Briggs Mine Project in Inyo County, California, detailing a current estimate of the mineralization at the property. This is an estimate of the currently known in-situ mineralization in the Briggs deposit within the current mine permit boundary and does not include satellite deposits such as Jackson and Cecil R. Total in-situ mineralized material in all classifications is estimated to be at 23.6 million tons at a grade of 0.023 ounces of gold per ton utilizing a cut-off-grade of 0.010 ounces per ton. The estimate does not currently represent an economic reserve as a mining plan has not been developed although it is in process. Included in this estimate are the results of our 2006, 61 hole drilling program, which successfully upgraded the confidence level of the in-situ mineralized material.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: July 12, 2006	By:	/s/ David P. Suleski

David P. Suleski
Vice President and
Chief Financial Officer

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